UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

FBR & CO.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

YOUR VOTE IS IMPORTANT

PLEASE VOTE THE WHITE PROXY CARD TODAY!

May 20, 2016

Dear Shareholder:

We recently mailed you proxy materials in connection with the Annual Meeting of Shareholders of FBR & Co. to occur on June 14, 2016. According to our latest records, we have not received your voting instructions for this important meeting. Your vote is extremely important, no matter how many shares you hold.

For the reasons set forth in the proxy statement, dated May 9, 2016, available on the Investor Relations section of our website as “2016 Proxy Statement”, your Board of Directors unanimously recommends a vote “FOR” all eight nominees proposed by your Board of Directors on the WHITE proxy card and strongly urges you NOT to sign or return any blue proxy card sent to you by Voce Catalyst Partners LP. Please vote via the Internet or telephone (see instructions below) or, alternatively, please sign, date and return the enclosed WHITE proxy card as soon as possible in the postage-paid return envelope provided.

If you have any questions or need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (866) 620-0678. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Richard J. Hendrix
Chairman and Chief Executive Officer

You may use one of the following simple methods to promptly provide your voting instructions:

1.      Vote by Internet: Go to the website listed on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.      Vote by Telephone: Call the toll-free number listed for this purpose on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.      Vote by Mail: Mark, sign, date and return your proxy card or voting instruction form and return it in the postage-paid return envelope provided.